Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST COMPLETES CAPELLA TRANSACTIONS

Applies Net Proceeds of $550 Million to Strengthen Balance Sheet

Birmingham, AL – May 2, 2016 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced that it has completed the previously announced merger of the Company’s investment in the operations of Capella Healthcare, Inc. and RegionalCare Hospital Partners, Inc., and the related prepayment of two mortgages on Capella hospital facilities. Net proceeds from the transactions were used to reduce the Company’s borrowings by approximately $550 million.

“This transaction creates a stronger, well-capitalized tenant for MPT while at the same time significantly improves our balance sheet,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “We have always focused on leasing to the best tenants and positioning our balance sheet with best-in-sector strength and flexibility to minimize risk for our investors and be poised to take advantage of opportunities,” continued Aldag.

“After paying down our debt with $550 million of proceeds from these transactions, our net debt to EBITDA of approximately 5.6 times will be among the top third of all REITs. We will have $1.15 billion of availability under our revolver, very limited near term debt maturities and outstanding opportunities to selectively invest in hospital real estate leased to the best operators in our markets. It is a great time to be as well positioned for accretive growth as we now are,” concluded Aldag.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions; Normalized FFO per share; projected leverage metrics; the amount of net proceeds available for debt repayment; the amount of acquisitions of healthcare real estate, if any; results from the potential sales, if any, of assets; capital markets conditions; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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